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EXHIBIT 23.1.10

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 7, 1998, except for the third paragraph of Note 11, as to which the date is December 31, 1998, with respect to the financial statements of Lexecon Inc., included in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Nextera Enterprises, Inc., for the registration of shares of its Class A common stock.

                                       /s/ ERNST & YOUNG LLP

Chicago, Illinois
January 14, 1999